                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of CoreComm Holdco, Inc.:


We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of our report dated February 10, 2000, except for Note 18, for which the date is March 12, 2000, relating to the financial statements of Voyager.net, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


Grand Rapids, MI
April 15, 2002